FORM 8-K/A
Amendment No. 1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported)  August 2, 2010

WESTMOUNTAIN DISTRESSED DEBT, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-53031	26-1315407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 North College Ave, Suite 200, Fort Collins, Colorado 80524
 (Address of principal executive offices including zip code)

(970) 530-0325
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to West Mountain Distressed Debt, Inc.

Item 4.01  Changes in Registrant's Certifying Accountant.

On July 28, 2010, our Board of Directors voted to change our Certifying Accountants from Cordovano and Honeck LLP to Ehrhardt Keefe Steiner & Hottman, P.C.  The firm of Cordovano and Honeck LLP was dismissed as of July 28, 2010. As of that date, Ehrhardt Keefe Steiner & Hottman, P.C. formally accepted us as a client for the fiscal 2010 audit. Cordovano and Honeck LLP has rendered opinions on our audits for the past two years. The change in Certifying Accountants was a decision of our Board of Directors.

In connection with audits of the two most recent years through the date of termination, there were no disagreements between us and Cordovano and Honeck LLP with respect to our accounting principles or practices, financial statement disclosure or audit scope or procedure, which, if not resolved to the former Certifying Accountant's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Further, with the exception as to an expressed uncertainty regarding our possible continuation as a going concern, the reports of Cordovano and Honeck LLP for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. We have authorized Cordovano and Honeck LLP to respond fully to inquiries of Ehrhardt Keefe Steiner & Hottman, P.C. concerning our financial statements.

Item 9.01 Financial Statements and Exhibits

Item Number	Description

16.2	Letter from Cordovano and Honeck, L.L.P. dated August 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 2, 2010	WEST MOUNTAIN DISTRESSED DEBT, INC.,

	By:	/s/ Joni Troska
Joni Troska, Secretary